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                                                                   EXHIBIT 21.1


                 SUBSIDIARIES OF PACKAGING DYNAMICS CORPORATION


Name                                               Jurisdiction of Incorporation or Organization
----                                               ---------------------------------------------
Packaging Dynamics Operating Company               Delaware
Bagcraft Packaging, L.L.C.                         Delaware
International Converter, Inc.                      Delaware
IPMC Acquisition, L.L.C.                           Delaware
Iuka, Incorporated                                 Delaware
Wolf Packaging Inc.                                Iowa